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                                                                  Exhibit 10.9

                    EIGHTH AMENDMENT TO RETIREMENT AGREEMENT


     This Eighth Amendment to the Key Executive Retirement Plan -- Level II Agreement dated November 14, 1985 (the "Retirement Agreement") between Robert Half International Inc. (formerly Boothe Financial Corporation), a Delaware corporation, ("Corporation") and Harold M. Messmer, Jr. ("Messmer") is entered into as of November 3, 1995.

     1.  The Retirement Agreement is hereby amended as follows:

     (a) Section 1(g) is amended by deleting all language beginning with "(i) the annuity" and ending with "amended or (iii)".

     (b) The first sentence of Section 1(g) is amended by inserting "subsequent to November 1, 1995" at the end thereof.

     (c) Section 2(b)(i) is amended by adding the following at the end thereof:

     "; and, provided further, that if Participant's Designated Beneficiary at the time of his death is his wife, then after the aforesaid total of 180 monthly payments have been made, she shall continue to receive thereafter monthly payments in an amount equal to 50% of the benefit until (a) her death, if she is the person who was Participant's wife at the time of execution of the Eighth Amendment to Retirement Agreement, or (b) the earlier of her death or July 31, 2031, if she was not his wife as of the date of execution of the Eighth Amendment to Retirement Agreement"

     (d)  Section 5 is amended to read in its entirety as follows:

          If, as a result of a Change in Control, the increase in benefits resulting therefrom causes Participant to incur an excise tax obligation pursuant to Section 4999 of the Internal Revenue Code, then the Company shall reimburse Participant for such excise tax and for any additional income or excise taxes resulting from such reimbursement, such that there is no net reduction in benefits to Participant due to Section 4999. For purposes of the foregoing sentence, the excise tax resulting from the increase in benefits shall be deemed to be the excess of the excise tax imposed by such Section 4999 over the excise tax that would have been imposed by such Section 4999, if any,

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had there been no increase in benefits hereunder as a result of the Change in
Control.

      (e) The first sentence of Section 7(a) is amended by deleting "of the Internal Revenue Service's model rabbi trust set forth in Revenue Procedure 92-64" and inserting "attached hereto" in its place.

      (f) The third sentence of Section 7(a) is amended by deleting "three year".

      (g) The first sentence of Section 7(b) is amended by deleting "first day of the fourth month" and inserting "last day of the third month" in its place.

      (h) The first sentence of Section 7(b) is amended by deleting "beneficiaries" and inserting "Designated Beneficiary" in its place.

      (i) The sentence in Section 7(b) beginning "In addition," is amended by deleting "on substantially such terms and conditions".

      (j)  Section 7(c), reading as follows, is added:

           "(c) For purposes of Sections 7(a) and 7(b), the current actuarial value of the Company's obligations, as specified therein, shall equal the "single premium required" to purchase for the Participant a nonqualified annuity from an insurance company rated AAA by both Moody's and Standard & Poor's to cover such obligations. The Company shall solicit bids from at least three insurance carriers meeting the ratings requirement specified herein, and the average of the single premium bids obtained shall be the "single premium required"."

     2. In all other respects, the Retirement Agreement is ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on November 10, 1995.


                                       ROBERT HALF INTERNATIONAL INC.

                                       By   M. KEITH WADDELL
                                          ---------------------------
                                            M. Keith Waddell
                                            Senior Vice President
                                              and Chief Financial Officer



                                             HAROLD M. MESSMER, JR.
                                          ---------------------------
                                             Harold M. Messmer, Jr.


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